Exhibit 1.1

_____

OLDEN LANE TRUST

AGREEMENT AMONG UNDERWRITERS

______

Olden Lane Securities LLC

200 Forrestal Road, Suite 3B

Princeton, NJ 08540

Ladies and Gentlemen:

Section 1. General. (a) We understand that you, Olden Lane Securities LLC (the "Sponsor") are entering into this Agreement in counterparts with us and other firms who may be underwriters for issues of various series of unit investment trusts for which you will act as Sponsor and principal underwriter. This Agreement shall apply to any offering of units of fractional undivided interests in such various series of unit investment trusts in which we elect to act as an underwriter (underwriters with respect to each such trust being hereinafter called "Underwriters") after receipt of a notice from you stating the name and size of the trust and that our participation as an underwriter in the proposed offering shall be subject to the provisions of this Agreement. The issuer of the units of fractional undivided interest (“Units”) in a series of a unit investment trust offered in any offering of units made pursuant to this Agreement is hereinafter referred to as the "Fund" and the reference to "Fund" in this Agreement applies only to such Fund, and such units of such Fund offered are hereinafter called the "Units". The Fund is or will be registered as a "unit investment trust" under the Investment Company Act of 1940 (the "1940 Act") by filing a Notification of Registration on Form N-8A and N-8B-2 with the Securities and Exchange Commission (the "Commission").

(b) The registration statement for each Fund as finally amended and revised at the time it becomes effective is herein referred to as the "Registration Statement" and the related prospectus is herein referred to as the "Prospectus", except that if the prospectus filed by the Fund pursuant to Rule 497(b) or Rule 497(d) under the Securities Act of 1933, as amended (the "1933 Act"), shall differ from the prospectus on file at the time the Registration Statement shall become effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 497(b) or Rule 497(d) from and after the date on which it shall have been filed. The Units to be offered in any offering will be registered under the 1933 Act. The following provisions of this Agreement shall apply separately to each individual offering of Units by a Fund. Capitalized words used in this Agreement which are not separately defined herein shall have the respective meanings given to them in the applicable Prospectus.

Section 2. Designation and Authority of Representative. You are hereby authorized to act as our representative (the "Representative") in connection with each Fund for all matters to which this Agreement relates and to take the action provided herein to be taken by you or as you may otherwise deem necessary or advisable. We understand that we have no obligations under this Agreement with respect to any Fund in which we choose not to participate as an Underwriter. You will be under no liability to us for any act or omission except for obligations expressly assumed by you herein and no obligations on your part will be implied or inferred herefrom. The rights and liabilities of the respective parties hereto are several and not joint and nothing herein or hereunder will constitute them a partnership, association or separate entity.

Section 3. Profit or Loss in Acquisition of Bonds. It is understood that the cost and risk associated with the acquisition of bonds or other securities (the "Bonds") for deposit in the portfolio of each Fund shall be shared among you and us on a prorated basis based upon our participation in the Fund. Accordingly, if the aggregate cost of the Bonds to a Fund on the date they are delivered to the Trustee for deposit in the Fund, on the basis of the Evaluator's determination of offering price, shall be less than their actual aggregate acquisition cost to the Sponsor (determined as described in the applicable Prospectus and subject to the adjustments described therein), any such loss, without limitation or restriction, shall be borne by us to the extent described in the Prospectus on a prorated basis based on our participation in the Fund.

On the other hand, however, if the aggregate cost of such Bonds, as so determined, shall exceed the aggregate cost of such Bonds, you agree that such excess shall be shared with us to the extent described in the Prospectus on a pro rata basis based on our participation in the Fund.

We agree that you shall have no liability (as Representative or otherwise) with respect to the issue, form, validity, legality, enforceability, value of, or title to the Bonds, except for the exercise of due care in determining the genuineness of such Bonds and the conformance therefor with the descriptions and qualifications appearing in the Prospectus.

Section 4. Purchase of Units. (a) Promptly after making a determination to offer Units of a Fund, you agree to notify us as to the nature of the Fund and to inquire as to whether we desire to participate in such offering. We will advise you promptly as to the number of Units which we will purchase (the "Unit Commitment") or of our decision not to participate in such offering. You may rely on and we hereby commit on the terms and conditions of this Agreement to purchase and pay for the number of Units of the Fund set forth in our Unit Commitment. Our Unit Commitment may be increased only by mutual agreement between us and you at any time prior to the end of the Fund’s initial offering period set forth in the Fund’s Prospectus. We agree that you in your sole discretion reserve the right to decrease our Unit Commitment at any time prior to the date as of which the Trust Agreement for the Fund is executed and the Bonds are delivered to the Custodian for deposit in the portfolio of the Fund (the "Initial Date of Deposit") and if you so elect to make such a decrease, you will notify us of such election by telephone and promptly confirm the same by telegraph or writing.

(b) We hereby agree with you and the several other Underwriters participating in the distribution of Units of the Fund to purchase from you and to pay for no later than the First Settlement Date, as defined in the Prospectus, the number of Units in the Fund set forth in our Unit Commitment. The price to be paid for each such Unit shall be the Public Offering Price per Unit (as defined in the Prospectus) less the concession set forth in the Prospectus which is applicable to our Unit Commitment. On the Initial Date of Deposit, we will become the owner of such Units and entitled to the benefits (except for interest accruing from the Initial Date of Deposit) as well as the risks inherent therein.

(c) You are authorized to file an amendment to said Registration Statement describing the Bonds and furnish information based thereon or relating thereto and any further amendments or supplements to the Registration Statement or Prospectus which you may deem necessary or advisable. We will furnish you upon your request such information as will be required to insure that the Registration Statement and Prospectus are current insofar as they relate to us and we will thereafter continue to furnish you with such information as may be necessary to keep current and correct the information previously supplied..

(d) We understand that the Fund will also take action with respect to the offering and sale of Units in accordance with the Blue Sky or securities laws of certain states in which it is proposed that the Units may be offered and sold. We agree not to transact orders for Units in states or jurisdictions in which Units may not be sold or in which we and our personnel are not authorized to sell Units. You shall have no responsibility, under the laws regulating the sale of securities in the United States or any foreign

2

jurisdiction, with respect to the qualification or status of us or our personnel selling Units. You shall not, in any event, be liable for or responsible for the issue, form, validity, enforceability and value of such Units or for any matter in connection therewith. We agree that we will make no offers or sales of Units in any foreign jurisdiction, except with your express written consent.

Section 5. Public Offering. You agree that you will advise us promptly, confirming same in writing, when the Registration Statement has become effective, and we agree that when we are advised that the Units are released for public offering we will make a public offering thereof by means of the Prospectus. The public offering price per Unit and the terms and conditions of the public offering shall be as set forth in the Prospectus. You shall determine the public offering price per Unit in the manner described in the Prospectus and shall rely with respect to the offering price of the Bonds upon the determination of the Evaluator named in the Prospectus. Public advertisement of the offering may be made by you on behalf of the Underwriters on such date as you shall determine. We agree that before we use any Fund advertising material, which we have created, we will obtain your prior approval to use such advertising materials. You reserve the right at any time, and without notice to us, to suspend the sale of Units or to withdraw or limit the offering of Units.

Section 6. Public Offering Price. We agree that each day while this Agreement is in effect for the Fund and the evaluation of the Fund is made by the Evaluator named in the Prospectus, we will contact you for such evaluation and the resultant Public Offering Price for the purpose of the offering and sale of Units to the public. We agree, as required by Section 22(d) of the 1940 Act, to offer and sell our Units at the current Public Offering Price described in the Prospectus. We agree to date and time stamp all orders for the purchase or sale of Units received by us, and to promptly forward such orders to you in time for processing at the public offering price next determined after receipt of such orders by us, in each case as described in the Prospectus. We represent that we have procedures in place reasonably designed to ensure that orders received by us are handled in a manner consistent with Section 22(c) under the 1940 Act, and any rules, Commission staff positions or interpretations issued thereunder.

Section 7. Permitted Transactions. (a) It is agreed that an Underwriter may make purchases and sales from or to any other Underwriter less an agreed upon take-down from the Public Offering Price. It is further agreed that part or all of the Units purchased by us may be sold to dealers at the then effective Public Offering Price, less the dealer's concession described in the Prospectus.

(b) From time to time prior to the termination of this Agreement, at your request, we will advise you of the number of Units which we have purchased to such date which remain unsold and, at your request, we agree to deliver to you any of such unsold Units to be sold for our account to retail accounts or, less the dealer's concession then effective, to dealers.

(c) Until the termination of this Agreement with respect to each Fund covered hereby, we agree that we will make no purchase of Units other than (i) purchases provided for in this Agreement; (ii) purchases approved by you; and (iii) purchases as broker in executing unsolicited orders.

Section 8. Other Agreements. We hereby agree as follows:

(a)                we will refund, on demand and without deduction, all sales charges to purchasers of Units of a Fund from us or any dealer participating in the distribution of our Units if, within 90 days from the time that the Registration Statement of the Units under the 1933 Act shall have become effective, (i) the net worth of the Fund shall be reduced to less than $100,000, or (ii) the Fund shall have been terminated;

(b)               you may instruct the Trustee of any Fund on the Initial Date of Deposit that, in the event that redemption by any of the Underwriters of Units constituting part of any unsold allotment of Units shall result in the Fund having a net worth of less than 40% of the principal amount of Bonds originally

3

deposited therein, the Trustee shall terminate the Fund in the manner provided in the governing documents of the Fund (the “Fund Documents”) and the Custodian shall distribute the Bonds and other assets of the Fund pursuant to the provisions of the Fund Documents; and

(c)                in the event that any Fund shall have been terminated pursuant to (b) above, we will refund any sales charges to any purchaser of Units of the Fund purchased from us, or purchased from any dealer participating in the distribution of our Units, on demand and without deduction.

Section 9. Substitution of Underwriters. Until the termination of this Agreement with respect to any Fund covered hereby, we authorize you to arrange for the substitution hereunder of other persons, who may include you and us, for all or any part of the commitment of any non-defaulting Underwriter with the consent of such Underwriter, and of any defaulting Underwriter without the consent thereof, upon such terms and conditions as you may deem advisable, provided that the total number of Units to be purchased by us shall not be increased without our consent and that such substitution shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages from such default, nor relieve any other Underwriter of any obligation under this Agreement.

Section 10. Termination. (a) This Agreement shall terminate with respect to each Fund covered hereby 30 days after the date on which the public offering of the Units of such Fund is made in accordance with Section 5 hereof, unless sooner terminated by you, provided that you may extend this Agreement for not more than four successive periods of 30 days each upon notice to us and each of the other Underwriters.

(b)               The termination or suspension of our registration with the Commission; the termination or suspension of our membership with Financial Industry Regulatory Authority (“FINRA”); or the termination or suspension of our license to do business by any state or other jurisdiction shall immediately cause the termination of this Agreement.

(c)               Notwithstanding any settlement or the termination of this Agreement with respect to any Fund covered hereby, we agree to pay our share of any amount payable on account of any claim, demand or liability which may be asserted against the Underwriters, or any of them, based on the claim that the Underwriters constitute an association, unincorporated business or other separate entity, and our share of any expenses incurred by you in defending against any such claim, demand or liability. We also agree to pay any stamp taxes which may be assessed and paid after such settlement on account of any Units received or sold hereunder for our account.

(d)               Notwithstanding any termination of this Agreement with respect to any Fund, no sale of the Units of such Fund shall be made by us at any time except in conformity with the provisions of Section 22(d) of the 1940 Act.

Section 11. Default by Other Underwriters. Default by any one or more of the other Underwriters in respect of their several obligations under this Agreement shall neither release you nor us from any of our respective obligations hereunder.

Section 12. Net Capital. You represent that you, and we represent that we, are in compliance with the capital requirements of Rule 15c3-1, promulgated by the Commission under the Securities Exchange Act of 1934, and you and we may, in accordance with and pursuant to such Rule 15c3-1, agree to purchase the amount of Units to be purchased by you and us, respectively, under the Agreement.

Section 13. Licensing. (a) We hereby confirm that (i) we are a broker-dealer registered with the Commission; (ii) we are a member in good standing of FINRA; (iii) we are licensed by the appropriate regulatory agency of each state or other jurisdiction in which we will offer and sell Units of the Funds;

4

and (iv) each of our partners, directors, officers, employees, and agents who will participate or otherwise be involved in the offer or sale of Units or the performance by us of our duties and activities under this Agreement is either appropriately licensed or exempt from such licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which we will offer and sell Units of the Funds;

(b)               We agree that this Agreement is in all respects subject to the Conduct Rules of FINRA and such Conduct Rules shall control any provision to the contrary in this Agreement. Without limiting the generality of the foregoing, we acknowledge that we are solely responsible for all suitability determinations with respect to offers and sales of Units of the Funds to our customers and that you have no responsibility for the manner of our performance of, or for our acts or omissions in connection with, the duties and activities we perform under this Agreement; and

(c)               We agree to be bound by and to comply with all applicable federal and state laws and all rules and regulations promulgated thereunder generally affecting the sale or distribution of interests in unit investment trusts.

Section 14. Representations and Warranties. In addition to the representations and warranties found elsewhere in this Agreement, we represent and warrant that:

(a)               We are duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which we are organized and that we will not offer Units of any Fund for sale in any state or jurisdiction where such Units may not be legally sold or where we are not qualified to act as a broker-dealer.

(b)               We are empowered, under applicable laws and by our organizational documents, to enter into this Agreement and perform all activities and services provided for herein and that there are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting our ability to perform under this Agreement.

(c)               All requisite actions have been taken to authorize us to enter into and perform this Agreement.

(d)               We are not, at the time of the execution of this Agreement, subject to any enforcement or other proceeding with respect to our activities under state or federal securities laws, rules or regulations.

(e)               We have, and will maintain during the term of this Agreement, appropriate broker's blanket bond insurance policies covering any and all acts of our directors, trustees, officers, partners, employees, and agents reasonably necessary in light of our obligations under this Agreement, with coverage limits in amounts standard in the industry, and adequate to reasonably protect and indemnify you and the Funds against any Loss (as defined below) which any party may suffer or incur, directly or indirectly, as a result of any action or omission by us or our directors, officers, partners, employees, and agents. The mere purchase and existence of insurance does not reduce or release us from liability incurred and/or assumed within the scope of this Agreement. Our failure to maintain insurance shall not relieve us of liability under this Agreement.

Section 15. Delivery of Prospectuses. We covenant and agree that we will take reasonable steps to provide the preliminary prospectus or the Prospectus to any person making written request therefor to us and to make the preliminary prospectus available to each person associated with us expected to solicit customers' orders for the Units prior to the effective registration date and the Prospectus if he is expected to offer the Units after the effective date. We understand that you will supply us upon our request with sufficient copies of such prospectuses to comply with the foregoing.

5

Section 16. Anti-Money Laundering. (a) We represent and warrant that we are in compliance and will continue to be in compliance with all applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and implementing regulations of the Bank Secrecy Act (“BSA Regulations”) and applicable guidance issued by the Commission and the guidance and rules of the applicable securities exchanges, self-regulatory organizations and FINRA (collectively, “Guidance”).

(b)               We represent and warrant that to the extent that any of its customers who maintain Fund accounts is a current or former Senior Foreign Political Figure (“SFPF”), an immediate family member of a SFPF, a person who is widely known (or is actually known by Dealer) to maintain a close personal relationship with any such individual, or a corporation, business or other entity that has been formed by or for the benefit of such individual, we have conducted appropriate due diligence of such customer consistent with Section 312 of the USA PATRIOT Act and any applicable BSA Regulations and Guidance.

(c)               We represent and warrant that to the extent our customers who maintain Fund accounts are foreign banks, we have taken reasonable measures and has obtained certifications and will obtain recertifications that indicate that the customers are not foreign shell banks, as defined in the BSA Regulations.

(d)               We will take all reasonable and practicable steps to ensure that it does not accept or maintain investments in any Fund, directly or indirectly, from:

(i)               A person or entity (A) who is or becomes subject to sanctions administered by the U.S. Office of Foreign Assets Control (“OFAC”), is included in any executive order or is on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, or (B) whose name appears on such other lists of prohibited persons and entities as may be mandated by applicable U.S. law or regulation.

(ii)               A foreign shell bank (i.e., a bank with no physical presence in any country).

(e)               We agree to immediately notify in writing the Anti-Money Laundering Compliance Officer if we become aware of any suspicious activity or pattern of activity or any activity that may require further review to determine whether it is suspicious in connection with a Fund.

Section 17. Market Timing. We covenant that we shall cooperate with you to identify and discourage market timers. If any market timer buying or redeeming Units comes to our attention, we will immediately notify you. We acknowledge that you may refuse a request to purchase Units if you believe such purchase request includes a request by a market timer.

Section 18. Confidentiality. All books, records, information and data pertaining to our business or your business that are exchanged or received in connection with this Agreement shall be kept confidential and shall not be voluntarily disclosed to any other person, except (i) if such information is already publicly available; (ii) as may be required solely for the purpose of carrying out our or your duties and responsibilities under this Agreement; (iii) as required by order or demand of a court or other governmental or regulatory body or as otherwise required by law; (iv) as may be required to be disclosed to our or your attorneys, accountants, regulatory examiners or insurers for legitimate business purposes; or (v) with the express prior written permission of the other party.

Section 19. Privacy. Dealer represents that it has adopted and implemented procedures to safeguard customer information and records that are reasonably designed to: (a) ensure the security and confidentiality of customer records and information; (b) protect against any anticipated threats or hazards to the security or integrity of customer records and information; (c) protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any

6

customer; (d) protect against unauthorized disclosure of non-public personal information to unaffiliated third parties; and (e) otherwise ensure Dealer’s compliance with Regulation S-P adopted pursuant to the Gramm-Leach-Bliley Act of 1999 and any other federal or state privacy laws or regulations which may be enacted in the future.

Section 20. Indemnification. (a) We agree to indemnify, defend and hold harmless you and the Funds and your and its directors, trustees, officers, employees, shareholders, agents, affiliates and each person who controls or is controlled by you, within the meaning of the 1933 Act, from any and all losses, claims, liabilities, costs, and expenses, including attorney fees (collectively, "Losses"), that may be assessed against or suffered or incurred by any of them howsoever they arise, and as they are incurred, which relate in any way to: (i) our lack of good faith, negligence, or willful misconduct in carrying out our duties and responsibilities under this Agreement; (ii) our failure to comply with any applicable law, rule or regulation (including, without limitation, the securities laws and regulations of the United States or any state or jurisdiction) in connection with the offer or sale by us of Units of the Funds pursuant to this Agreement, or the discharge of any of our other duties and responsibilities under this Agreement; (iii) any alleged tort or breach of contract related to the offer or sale by us of Units of the Funds pursuant to this Agreement (except to the extent that your negligence or failure to follow correct instructions received from us is the cause of such Loss); (iii) any redemption or exchange pursuant to instructions received from us or our directors, trustees, officers, partners, employees, agents, or affiliates; (iv) incorrect investment instructions received by you from us; or (v) the breach by us of any of our representations and warranties specified herein or our failure to comply with the terms and conditions of this Agreement, whether or not such action, failure, error, omission, misconduct or breach is committed by us or our directors, trustees, officers, partners, employees, agents, affiliates or any person who controls or is controlled by us within the meaning of the 1933 Act.

(b) You agree to indemnify, defend and hold harmless us and our directors, trustees, officers, partners, employees, agents, affiliates and each person who controls or is controlled by us, within the meaning of the 1933 Act, from any and all Losses that may be assessed against or suffered or incurred by any of them howsoever they arise, and as they are incurred, which relate in any way to (i) your lack of good faith, gross negligence, or willful misconduct in carrying out your duties and responsibilities under this Agreement; (ii) your failure to comply with any applicable law, rule or regulation in connection with the discharge of your duties and responsibilities under this Agreement; (iii) any untrue statement of a material fact, or any omission to state a material fact, contained in a Prospectus or in any written sales literature or other marketing materials provided by you to the us, or (iv) the breach by you of any of your representations and warranties specified herein or your failure to comply with the terms and conditions of this Agreement, whether or not such action, failure, error, omission, misconduct or breach is committed by you or your directors, officers, employees agents, affiliates or any person who controls or is controlled by you within the meaning of the 1933 Act.

Section 21. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the state of New York, without reference to the choice of law principles thereof.

Section 22. Arbitration. If a dispute arises between the parties hereto with respect to this Agreement which the parties are unable to resolve themselves, it shall be settled by arbitration in accordance with the then existing FINRA Code of Arbitration Procedures (the “FINRA Code”). The parties agree that to the extent permitted by the FINRA Code the arbitrator(s) shall be selected from the securities industry and the arbitration hearing shall be held in New York City.

Section 23. Investigations and Proceedings. The parties to this Agreement agree to use commercially reasonable efforts to cooperate in any securities regulatory investigation or proceeding or judicial proceeding with respect to each party’s activities under this Agreement and, to the extent not

7

prohibited by any regulatory body or court with jurisdiction, to promptly notify the other party of any such investigation or proceeding

Section 24. Captions and Headings. All captions and headings used in this Agreement are for convenience only and are not to be used in construing or interpreting any aspect hereof.

Section 25. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement is held under applicable law to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way.

Section 26. Survival. The representations, warranties, covenants and agreements of the undersigned contained in this Agreement, including, without limitation, the indemnity agreement contained in Section 4 hereof, shall survive any termination of this Agreement.

Section 27. Notices. Every notice required by this Agreement will be in writing and deemed given (i) the next business day if sent by a nationally recognized overnight courier service that provides evidence of receipt, (ii) the same business day if sent by 3:00 p.m. (receiving party’s time) by facsimile transmission and confirmed by a telephone call, or (iii) on the third business day if sent by certified mail, return receipt requested. Unless otherwise notified in writing, all notices to Olden Lane shall be given or sent to Olden Lane at its offices, located at:

Olden Lane Securities LLC

200 Forrestal Road, Suite 3B

Princeton, New Jersey 08540

Attn: Daniel Prezioso

Unless otherwise notified in writing, all notices to us shall be given or sent to us at our address shown on the signature page to this Agreement.

Section 28. Non-Exclusivity. Each party to this Agreement acknowledges and agrees that the other party hereto may enter into similar agreements with third parties.

Section 29. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all previous agreements and/or understandings of the parties.

If the foregoing is in accordance with your understanding, please sign and return the enclosed copy of this letter whereupon it shall become a binding agreement between us.

Very truly yours,

By ________________________

Name:

Title:

8

Please indicate your firm name and address below exactly as you wish it to appear in the Prospectus.

[FIRM NAME]

Name _________________________

Address _______________________

______________________________

Telephone

Facsimile

CRD #

Taxpayer ID

Agreed and accepted:

OLDEN LANE SECURITIES LLC

By ________________________

Michel Serieyssol

CEO

9